UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2025

ZimVie Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41242	87-2007795
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4555 Riverside Drive Palm Beach Gardens, Florida	33410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 342-5454

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ZIMV	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously disclosed, on July 20, 2025, ZimVie Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Zamboni Parent Inc., a Delaware corporation (“Parent”), and Zamboni MergerCo Inc., a Delaware corporation and wholly owned subsidiary of Parent (“MergerCo”), pursuant to which and subject to the terms and conditions thereof, MergerCo will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Upon completion of the Merger, the Company will no longer be publicly held. The common stock, par value $0.01 per share, of the Company (“Company Common Stock”) will be delisted from the Nasdaq Global Select Market and deregistered under the Securities Exchange Act of 1934, as amended. On October 10, 2025, the Company held a special meeting of its stockholders (the “Special Meeting”) to vote on the proposals identified in the definitive proxy statement filed with the Securities and Exchange Commission on September 2, 2025, which was first mailed to the Company’s stockholders on September 2, 2025.

As of the close of business on September 2, 2025, the record date for the Special Meeting, there were 28,210,715 shares of Company Common Stock outstanding and entitled to vote at the Special Meeting. 20,701,308 shares of Company Common Stock, representing approximately 73.38% of all of the issued and outstanding Company Common Stock entitled to vote, were represented at the Special Meeting. The tables below detail the final voting results for each proposal:

1.	The proposal to adopt the Merger Agreement (the “Merger Agreement Proposal”). The Company’s stockholders approved the Merger Agreement Proposal as follows:

For	Against	Abstained	Broker Non-Votes
20,615,874	29,686	55,748	0

2.

The proposal to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to the named executive officers of the Company in connection with the consummation of the Merger (the “Advisory Compensation Proposal”). The Company’s stockholders approved, on an advisory (non-binding) basis, the Advisory Compensation Proposal as follows:

For	Against	Abstained	Broker Non-Votes
16,997,513	3,664,375	39,420	0

In connection with the Special Meeting, the Company also solicited proxies with respect to the adjournment of the Special Meeting for the purpose of soliciting additional proxies if there were not sufficient votes at the Special Meeting to approve the Merger Agreement Proposal (the “Adjournment Proposal”). As there were sufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal, the Adjournment Proposal was unnecessary and such proposal was not submitted to the Company’s stockholders for approval at the Special Meeting.

Item 8.01	Other Events.

On October 10, 2025, the Company issued a press release announcing the results of the above mentioned stockholder vote at the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release, dated October 10, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZimVie Inc.

Date: October 10, 2025	By:	/s/ Heather Kidwell
	Name:	Heather Kidwell
	Title:	Senior Vice President, Chief Legal, Compliance and Human Resources Officer and Corporate Secretary